                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




         We have issued our reports dated September 13, 1996 accompanying the consolidated financial statements and schedule of Peerless Mfg. Co. appearing in the annual report on Form 10-K for the year ended June 30, 1996, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.


GRANT THORNTON LLP

Dallas, Texas
November 25, 1996